EXHIBIT 32.1
BEIJING MED-PHARM CORPORATION
CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
REQUIRED BY RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C SECTION 1350
     I, David Gao, President and Chief Executive Officer of Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), hereby certify that, based on my knowledge:
     (1) The Company’s quarterly report on Form 10-Q for the period ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
* * *

DAVID GAO

David Gao
President and Chief Executive Officer

Date: August 29, 2005

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